Exhibit 99.1

SPX FLOW REPORTS FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS
Results Demonstrate the Benefits of Portfolio Realignment; Focus on People, Customers, Improving Profitability and High Return Investments
Full Year 2020 Highlights:

●	Gross margins of 34.7%, up 20 points year-over-year despite COVID-19 impact and revenue decline of (10.4%) year-over-year to ~$1.35 billion

●	Strong balance sheet and free cash flow generation support long-term capital allocation objectives

●	Enhancing our focus on productivity and improving profitability through deployment of 80/20

___________________________________________________________________________________
CHARLOTTE, NC - February 10, 2021 - SPX FLOW, Inc. (NYSE:FLOW) a leading provider of process solutions, today reported results for the quarter and full year ended December 31, 2020.
“I am proud of the courage, compassion and commitment demonstrated by our global team members in 2020. Despite the many personal and operational challenges imposed by the COVID-19 pandemic, our people focused their efforts on creating a better customer experience, improving our culture of belonging and driving profitable growth in our key products and services. This organizational resiliency is evident in our financial results; gross margin expansion, working capital improvement, and delivering sequential growth in the second half of the year. In addition, our strong balance sheet positions us well to pursue high-quality investments both organically and through acquisitions," said Marc Michael, SPX FLOW President and CEO.
“As we turn the page to 2021, end markets are showing signs of recovery, but the full year economic outlook remains uncertain. We remain focused on those items under our control; investing in our products and operations, delivering a great customer experience, and building a culture of productivity and high performance. The deployment of 80/20 into the organization provided a foundation that is already simplifying how we do business and allowing us to identify areas of emphasis for profitable growth and address inefficiencies. We expect that our productivity initiatives will reduce our overall cost of doing business, including a plan to achieve $25 million dollars of annualized SG&A cost savings in 2022 while simultaneously realigning our cost structure to support growth. I want to thank our team members, customers and suppliers for their support and commitment throughout 2020 and express our excitement about working with our customers to provide the expertise and solutions they need to keep their businesses running," concluded Michael.

Fourth Quarter 2020 Consolidated Results (continuing operations unless otherwise noted)

$ millions; except per share data	Q4 2020	Q4 2019	Variance	Organic Variance
Backlog	$545.8	$519.2	5.1%	0.3%
Orders	393.7	396.1	(0.6)%	(4.6)%
Revenues	396.1	364.3	8.7%	5.3%
Segment Income	48.1	53.5	(10.1)%
Margin %	12.1%	14.7%	-260bps
Operating income	26.5	31.6	(16.1)%
Margin %	6.7%	8.7%	-200bps

Amounts attributable to SPX FLOW, Inc. common shareholders
Income from continuing operations, net of tax	$20.1	$12.7	58.3%
Income (loss) from discontinued operations, net of tax	4.1	(158.3)
Net income (loss) attributable to SPX FLOW, Inc.	$24.2	$(145.6)

Diluted earnings per share from continuing operations	$0.47	$0.30	56.7%
Diluted earnings (loss) per share from discontinued operations	0.10	(3.69)
Diluted earnings (loss) per share	0.57	(3.40)

Operating Cash Flow from continuing operations	$84.6	$77.8
Operating Cash Flow from (used in) discontinued operations	0.7	(3.6)
Operating Cash Flow	$85.3	$74.2	15.0%

Adjusted EBITDA from continuing operations*	$46.4	$47.7	(2.7)%
Free Cash Flow* - continuing and discontinued operations	80.2	60.2
Note: The commentary below is compared to the prior year period. All comments refer to organic changes with respect to continuing operations unless otherwise noted which exclude the effects of currency fluctuations.
•Backlog increased 0.3%, or $1.7 million, as modest growth in industrial backlog was partially offset by modest declines in Food & Beverage backlog as backlog on an organic basis was relatively consistent in both segments.
•Orders declined (4.6)% organically, or $18.2 million, driven by a (5.4)% decline in Food and Beverage segment orders, and a (3.8)% decline in the Industrial segment. From a geographic perspective, gains in North America and Middle East/Africa were more than offset by declines in Europe and China primarily associated with systems projects.
•Revenues increased 5.3%, or $19.2 million with both reporting segments reporting organic revenue growth above 5%.
•Segment income was $48.1 million, down (10.1)%, and margin contracted by -260 basis points to 12.1%. The decline in segment income was primarily due to a decline in Food & Beverage segment profitability from a higher mix of systems revenue and a difficult comparison to the prior-year period which included positive contributions from several large project close outs. Additionally, incentive compensation was higher due to the strong operational results in the second half of 2020.
•Operating income was $26.5 million, or 6.7% of revenues. After excluding discrete, non-operational and non-cash items and reclassifying transitional services income, adjusted operating income* was $39.9 million, or 10.0% of revenues, down -180 basis points year-over-year on a comparable basis.
•Diluted earnings per share from continuing operations were $0.47.
•Adjusted diluted earnings per share* from continuous operations as outlined in the reconciliation table below were $0.56.
•Free cash flow* generated across all operations was $80.2 million, including investments of $5.1 million on capital expenditures and $3.8 million on restructuring actions.

Fourth Quarter 2020 Results by Segment:
Food and Beverage

$ millions	Q4 2020	Q4 2019	Variance	Organic Variance
Backlog	$291.6	$275.3	5.9%	(0.1)%
Orders	200.0	201.9	(0.9)%	(5.4)%
Revenues	187.7	172.9	8.6%	5.0%
Income	25.5	30.9	(17.5)%
As a percent of revenues	13.6%	17.9%	-430bps
Note: The commentary below is compared to the prior year period. All comments refer to organic changes with respect to continuing operations unless otherwise noted which exclude the effects of currency fluctuations.
•Backlog decreased (0.1)% or $(0.3) million, as an increase in components orders was offset by a decrease in systems orders.
•Orders decreased (5.4)%, as increased components orders were more than offset by decreased systems orders. Geographically, components orders were relatively strong across most geographies while the decline in systems orders was concentrated in Europe.
•Revenues increased 5.0% primarily driven increased execution on systems projects and stable component revenues, which were partially offset by a low single digit decline in service revenues.
•Segment income was $25.5 million, down (17.5)% versus the prior year and margin contracted by -430 basis points to 13.6% reflecting a higher mix of systems revenues, a difficult year-over-year comparison relative to the fourth quarter of 2019 which included a higher level of favorable project closeouts and increased incentive compensation expense.
Industrial

$ millions	Q4 2020	Q4 2019	Variance	Organic Variance
Backlog	$254.2	$243.9	4.2%	0.8%
Orders	193.7	194.2	(0.3)%	(3.8)%
Revenues	208.4	191.4	8.9%	5.7%
Income	22.6	22.6	—%
As a percent of revenues	10.8%	11.8%	-100bps
Note: The commentary below is compared to the prior year period. All comments refer to organic changes with respect to continuing operations unless otherwise noted which exclude the effects of currency fluctuations.
•Backlog increased 0.8% Primarily driven by increased second half orders for OE mixer projects which were partially offset by a decline in OE heat exchanger orders from the second half of 2019 due in part to selectivity aligned with 80/20 principles.
•Orders declined (3.8)% as strength in North America was more than offset by declines in all other regions. Selectivity on project orders aligned with 80/20 principles was also a driver of lower orders year-over-year.
•Revenues increased 5.7% primarily driven strong project oriented revenue, which was partially offset by reduced short-cycle revenue.
•Segment income was flat at $22.6 million, and segment margin was 10.8% of revenues, a contraction of -100 basis points. The lower level of profitability reflects the impact of the revenue mix described above and increased operating costs, which were partially offset by lower SG&A spend which included an increase to incentive compensation expense.

Full Year 2020 Overview (continuing operations unless otherwise noted)

$ millions; except per share data	2020	2019	Variance	Organic Variance
Backlog	$545.8	$519.2	5.1%	0.3%
Orders	1,358.7	1,459.5	(6.9)%	(7.1)%
Revenues	1,350.6	1,506.6	(10.4)%	(10.3)%
Segment income	168.7	201.0	(16.1)%
Margin %	12.5%	13.3%	-80bps
Operating income	80.9	115.7	(30.1)%
Margin %	6.0%	7.7%	-170bps
Net income (loss)	5.9	(95.1)
Net income (loss) per share attributable to SPX FLOW, Inc. (diluted)	0.14	(2.23)	(106.3)%

Amounts attributable to SPX FLOW, Inc. common shareholders:
Income from continuing operations, net of tax	$42.6	$54.9
Income (loss) from discontinued operations, net of tax	(36.7)	(150.0)
Net income (loss) attributable to SPX FLOW, Inc.	$5.9	$(95.1)

Diluted earnings per share from continuing operations	$1.00	$1.29
Diluted earnings (loss) per share from discontinued operations	(0.86)	(3.51)
Diluted earnings (loss) per share	0.14	(2.23)

Operating Cash Flow from continuing operations	$116.2	$130.1
Operating Cash Flow from discontinued operations	(7.6)	43.2
Operating Cash Flow	$108.6	$173.3

Adjusted EBITDA from continuing operations*	147.9	181.3	(18.4)%
Free Cash Flow* - continuing and discontinued operations	80.7	137.3
Note: The commentary below is compared to the prior year period. All comments refer to organic changes with respect to continuing operations unless otherwise noted which exclude the effects of currency fluctuations.
•Orders declined (7.1)% or $(104.1) million. This was primarily driven by a (15.7)% decline in food and beverage systems along with a (6.6)% decline within the Industrial segment due primarily to weakness in shorter cycle product categories attributable to economic conditions.
•Revenue declined (10.3)% reflecting similar trends among the segments with Industrial revenue down (10.5)% and Food and Beverage revenue down (10.1)% largely driven by the decrease in orders described above.
•Segment income and margin were $168.7 million and 12.5%, down (16.1)% and -80 basis points versus the prior year. Segment income declines were predominantly due to organic revenue declines described above, which were partially offset by reduced SG&A expense.
•Operating income and margin were $80.9 million and 6.0%, a decrease of (30.1)% and -170 basis points versus the prior year, driven primarily by the decrease in segment income noted above. After excluding discrete, non-operational and non-cash items and reclassifying transitional services income, adjusted operating income* was $123.5 million, or 9.1% of revenues, down 140 points year-over-year on a comparable basis.
•Diluted earnings per share from continuing operations were $1.00.
•Adjusted diluted earnings per share from continuous operations as outlined in the reconciliation table below were $1.47.

•Free cash flow* generated across all operations was $80.7 million, including investments of $27.9 million on capital expenditures and $11.3 million on restructuring actions.

OTHER ITEMS
Form 10-K: The company expects to file its annual report on Form 10-K for the year ended December 31, 2020 with the Securities and Exchange Commission on or about February 19, 2021. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
Subsequent Events: On January 18th, 2021, the Company completed the purchase of Plc Uutechnic Group Oyj ("UTG Mixing Group") a public company, listed on the Nasdaq Helsinki, for approximately $41 million. The Company has initiated a squeeze out process prescribed by Finnish law pursuant to which the Company will (a) acquire the remaining shares in UTG Mixing group representing approximately 1.3% of UTG Mixing Group’s outstanding shares and (b) delist it from the Nasdaq Helsinki. UTG Mixing Group is the maker of Stelzer, Uutechnic, and Jamix mixing solutions for the chemical, food, metallurgical and fertilizer, environmental technology, water treatment and pharmaceuticals markets. The addition of UTG's operations, based in Finland and Germany, will add technology, manufacturing capacity and technical expertise to SPX FLOW's already robust global portfolio of mixing and blending solutions and will be included in the Industrial reporting segment.

About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW, Inc. (NYSE: FLOW) innovates with customers to help feed and enhance the world by designing, delivering and servicing high value process solutions at the heart of growing and sustaining our diverse communities. The company's product offering is concentrated in process technologies that perform mixing, blending, fluid handling, separation, thermal heat transfer and other activities that are integral to processes performed across a wide variety of sanitary and industrial markets. SPX FLOW has operations in more than 30 countries and sales in more than 140 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these Non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate continuing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business.
Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these Non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these Non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.
Note: Net leverage as defined in the company’s credit facility.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and its most recent quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. All the forward-looking statements in this press release are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in the company’s most recent Form 10-K and Form 10Q and in any other documents filed by the company with the Securities and Exchange Commission that describe risks and factors that could cause actual results to differ materially from those projected in these forward-looking statements. These risk factors may not be exhaustive. Further, the company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these and other changes. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor Contacts:
Scott Gaffner
VP, Investor Relations and Strategic Insights
704-752-4485
investor@spxflow.com

Media Contact:
Melissa Buscher
Chief Communications Officer
704-540-2160

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Revenues	$396.1	$364.3	$1,350.6	$1,506.6
Cost of products sold	267.9	232.5	881.7	986.2
Gross profit	128.2	131.8	468.9	520.4
Selling, general and administrative	91.3	94.8	357.2	372.8
Intangible amortization	3.2	2.8	11.7	11.4
Asset impairment charges	—	0.4	3.2	11.2
Restructuring and other related charges	3.0	2.2	11.7	9.3
Loss on sale of business	4.2	—	4.2	—
Operating income	26.5	31.6	80.9	115.7

Other income (expense), net	1.0	(7.0)	9.5	(0.5)
Interest expense, net	(5.0)	(7.2)	(29.9)	(29.7)
Loss on early extinguishment of debt	—	—	(11.0)	—
Income from continuing operations before income taxes	22.5	17.4	49.5	85.5
Income tax provision	(2.5)	(4.2)	(6.2)	(28.9)
Income from continuing operations	20.0	13.2	43.3	56.6
Income (loss) from discontinued operations, net of tax	4.1	(158.0)	(36.8)	(149.7)
Net income (loss)	24.1	(144.8)	6.5	(93.1)
Less: Net income (loss) attributable to noncontrolling interests	(0.1)	0.8	0.6	2.0
Net income (loss) attributable to SPX FLOW, Inc.	$24.2	$(145.6)	$5.9	$(95.1)

Amounts attributable to SPX FLOW, Inc. common shareholders:
Income from continuing operations, net of tax	$20.1	$12.7	$42.6	$54.9
Income (loss) from discontinued operations, net of tax	4.1	(158.3)	(36.7)	(150.0)
Net income (loss) attributable to SPX FLOW, Inc.	$24.2	$(145.6)	$5.9	$(95.1)

Basic income (loss) per share of common stock:
Income per share from continuing operations	$0.48	$0.30	$1.01	$1.29
Income (loss) per share from discontinued operations	0.10	(3.72)	(0.87)	(3.53)
Net income (loss) per share attributable to SPX FLOW, Inc.	0.58	(3.42)	0.14	(2.24)
Diluted income (loss) per share of common stock:
Income per share from continuing operations	$0.47	$0.30	$1.00	$1.29
Income (loss) per share from discontinued operations	0.10	(3.69)	(0.86)	(3.51)
Net income (loss) per share attributable to SPX FLOW, Inc.	0.57	(3.40)	0.14	(2.23)

Weighted average number of common shares outstanding - basic	42.070	42.605	42.307	42.465
Weighted average number of common shares outstanding - diluted	42.627	42.855	42.554	42.686

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and equivalents	$441.5	$299.2
Accounts receivable, net	232.6	243.1
Contract assets	24.4	27.3
Inventories, net	199.3	208.1
Other current assets	27.4	32.2
Assets of discontinued operations	—	464.0
Total current assets	925.2	1,273.9
Property, plant and equipment:
Land	22.8	22.2
Buildings and leasehold improvements	176.8	170.8
Machinery and equipment	349.1	325.9
	548.7	518.9
Accumulated depreciation	(320.6)	(289.0)
Property, plant and equipment, net	228.1	229.9
Goodwill	569.7	545.1
Intangibles, net	206.0	208.1
Other assets	169.5	180.4
TOTAL ASSETS	$2,098.5	$2,437.4

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$149.1	$142.6
Contract liabilities	119.5	116.3
Accrued expenses	178.7	162.0
Income taxes payable	23.0	45.2
Short-term debt	12.5	20.7
Current maturities of long-term debt	0.1	0.1
Liabilities of discontinued operations	—	220.5
Total current liabilities	482.9	707.4
Long-term debt	397.3	693.7
Deferred and other income taxes	36.6	27.9
Other long-term liabilities	117.5	115.0
Total long-term liabilities	551.4	836.6
Mezzanine equity	3.4	20.3
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,696.9	1,677.0
Accumulated deficit	(363.3)	(369.2)
Accumulated other comprehensive loss	(226.4)	(426.5)
Common stock in treasury	(46.2)	(19.3)
Total SPX FLOW, Inc. shareholders' equity	1,061.4	862.4
Noncontrolling interests	(0.6)	10.7
Total equity	1,060.8	873.1
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,098.5	$2,437.4

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended December 31,				As of and for the twelve months ended December 31,
	2020	2019	Δ	%/bps	2020	2019	Δ	%/bps
Food and Beverage
Backlog	$291.6	$275.3	$16.3	5.9%	$291.6	$275.3	$16.3	5.9%
Orders	200.0	201.9	(1.9)	(0.9)%	635.1	669.0	(33.9)	(5.1)%
Revenues	187.7	172.9	14.8	8.6%	630.8	702.9	(72.1)	(10.3)%
Gross profit	62.5	62.3	0.2		223.2	229.3	(6.1)
as a percent of revenues	33.3%	36.0%		(270)bps	35.4%	32.6%		280bps
Selling, general and administrative expense	35.3	29.9	5.4		128.7	132.8	(4.1)
as a percent of revenues	18.8%	17.3%		150bps	20.4%	18.9%		150bps
Intangible amortization expense	1.7	1.5	0.2		6.3	6.0	0.3
Income	$25.5	$30.9	$(5.4)	(17.5)%	$88.2	$90.5	$(2.3)	(2.5)%
as a percent of revenues	13.6%	17.9%		(430)bps	14.0%	12.9%		110bps

Industrial
Backlog	$254.2	$243.9	$10.3	4.2%	$254.2	$243.9	$10.3	4.2%
Orders	193.7	194.2	(0.5)	(0.3)%	723.6	790.5	(66.9)	(8.5)%
Revenues	208.4	191.4	17.0	8.9%	719.8	803.7	(83.9)	(10.4)%
Gross profit	65.7	69.5	(3.8)		245.7	291.1	(45.4)
as a percent of revenues	31.5%	36.3%		(480)bps	34.1%	36.2%		(210)bps
Selling, general and administrative expense	41.6	45.6	(4.0)		159.8	175.2	(15.4)
as a percent of revenues	20.0%	23.8%		(380)bps	22.2%	21.8%		40bps
Intangible amortization expense	1.5	1.3	0.2		5.4	5.4	—
Income	$22.6	$22.6	$—	—%	$80.5	$110.5	$(30.0)	(27.1)%
as a percent of revenues	10.8%	11.8%		—bps	11.2%	13.7%		(250)bps

Consolidated Backlog	$545.8	$519.2	$26.6	5.1%	$545.8	$519.2	$26.6	5.1%
Consolidated Orders	393.7	396.1	(2.4)	(0.6)%	1,358.7	1,459.5	(100.8)	(6.9)%
Consolidated Revenues	396.1	364.3	31.8	8.7%	1,350.6	1,506.6	(156.0)	(10.4)%
Consolidated Segment Income	48.1	53.5	(5.4)	(10.1)%	168.7	201.0	(32.3)	(16.1)%
as a percent of revenues	12.1%	14.7%		(260)bps	12.5%	13.3%		(80)bps

Total income for reportable segments	$48.1	$53.5	$(5.4)		$168.7	$201.0	$(32.3)
Corporate expense	14.1	19.1	(5.0)		67.8	63.9	3.9
Pension and postretirement service costs	0.3	0.2	0.1		0.9	0.9	—
Asset impairment charges	—	0.4	(0.4)		3.2	11.2	(8.0)
Restructuring and other related charges	3.0	2.2	0.8		11.7	9.3	2.4
Loss on sale of business	4.2	—	4.2		4.2	—	4.2
Consolidated Operating Income	$26.5	$31.6	$(5.1)	(16.1)%	$80.9	$115.7	$(34.8)	(30.1)%
as a percent of revenues	6.7%	8.7%		(200)bps	6.0%	7.7%		(170)bps

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$24.1	$(144.8)	$6.5	$(93.1)
Less: Income (loss) from discontinued operations, net of tax	4.1	(158.0)	(36.8)	(149.7)
Income from continuing operations	20.0	13.2	43.3	56.6
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Restructuring and other related charges	3.0	2.2	11.7	9.3
Asset impairment charges	—	0.4	3.2	11.2
Deferred income taxes	10.5	15.4	29.4	11.4
Depreciation and amortization	10.9	9.4	41.1	38.3
Stock-based compensation	(1.1)	3.1	9.5	12.5
Pension and other employee benefits	2.3	5.8	3.3	7.3
Losses (gains) on asset sales and other, net	(1.6)	0.1	(2.5)	(0.3)
Loss on sale of business	4.2	—	4.2	—
Gain on change in fair value of investment in equity security	(1.2)	—	(8.6)	(7.8)
Loss on early extinguishment of debt	—	—	11.0	—
Changes in operating assets and liabilities, net of effects from business acquisition and sale, and from discontinued operations:
Accounts receivable and other assets	8.8	24.6	25.0	61.6
Contract assets and liabilities, net	(5.7)	15.6	(1.3)	(11.8)
Inventories	30.1	8.9	18.9	10.1
Accounts payable, accrued expenses and other	8.2	(18.6)	(60.7)	(60.0)
Cash spending on restructuring actions	(3.8)	(2.3)	(11.3)	(8.3)
Net cash from continuing operations	84.6	77.8	116.2	130.1
Net cash from (used in) discontinued operations	0.7	(3.6)	(7.6)	43.2
Net cash from operating activities	85.3	74.2	108.6	173.3
Cash flows from (used in) investing activities:
Proceeds from asset sales and other, net	2.5	4.0	5.8	5.0
Proceeds from sale of business, net of cash disposed	4.7	—	4.7	—
Capital expenditures	(5.1)	(11.1)	(22.4)	(28.5)
Business acquisition, net of cash acquired	—	—	(10.0)	—
Net cash from (used in) continuing operations	2.1	(7.1)	(21.9)	(23.5)
Net cash from (used in) discontinued operations (includes net proceeds from disposition of $412.5, less cash and restricted cash disposed of $7.3, in the year ended ended December 31, 2020)	6.3	(2.9)	399.7	(7.5)
Net cash from (used in) investing activities	8.4	(10.0)	377.8	(31.0)

Cash flows used in financing activities:
Repurchases of senior notes (includes premiums paid of $8.4)	—	—	(308.4)	—
Borrowings under amended and restated senior credit facilities	—	—	—	134.0
Repayments of amended and restated senior credit facilities	—	—	—	(34.0)
Borrowings under former senior credit facilities	—	—	—	33.0
Repayments of former senior credit facilities	—	—	—	(173.0)
Borrowings under former trade receivables financing arrangement	—	—	—	54.0
Repayments of former trade receivables financing arrangement	—	—	—	(54.0)
Borrowings under (repayments of) purchase card program, net	3.7	(4.3)	(7.9)	(2.6)
Borrowings under other financing arrangements	—	—	—	0.2
Repayments of other financing arrangements	(0.1)	(0.6)	(0.4)	(2.9)
Purchases of common stock	(3.0)	—	(19.9)	—
Financing fees paid	—	—	—	(3.3)
Minimum withholdings paid on behalf of employees for net share settlements, net	(0.1)	—	(7.0)	(5.4)
Purchase of noncontrolling interest	(6.8)	—	(15.0)	—
Dividends paid to noncontrolling interests in subsidiary	(1.6)	(0.2)	(2.8)	(1.2)
Net cash used in continuing operations	(7.9)	(5.1)	(361.4)	(55.2)
Net cash used in discontinued operations	—	(0.3)	(0.3)	(0.6)
Net cash used in financing activities	(7.9)	(5.4)	(361.7)	(55.8)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	3.3	5.2	13.5	2.6
Net change in cash, cash equivalents and restricted cash	89.1	64.0	138.2	89.1
Consolidated cash, cash equivalents and restricted cash, beginning of period	352.5	239.4	303.4	214.3
Consolidated cash, cash equivalents and restricted cash, end of period	$441.6	$303.4	$441.6	$303.4

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended December 31, 2020
	Net Revenue Growth	Foreign Currency and Business Combination	Organic Revenue Growth
Food and Beverage	8.6%	3.6%	5.0%
Industrial	8.9%	3.2%	5.7%
Consolidated	8.7%	3.3%	5.4%

	Twelve months ended December 31, 2020
	Net Revenue Decline	Foreign Currency and Business Combination	Organic Revenue Decline
Food and Beverage	(10.3)%	(0.2)%	(10.1)%
Industrial	(10.4)%	0.1%	(10.5)%
Consolidated	(10.4)%	(0.1)%	(10.3)%

SPX FLOW, INC. AND SUBSIDIARIES
CASH RECONCILIATION
(Unaudited; in millions)

Twelve months ended December 31, 2020
Beginning cash, cash equivalents and restricted cash	$303.4

Net cash from operating activities of continuing operations	116.2
Net cash used in operating activities of discontinued operations	(7.6)
Proceeds from asset sales and other, net	5.8
Proceeds from sale of business, net of cash disposed	4.7
Capital expenditures of continuing operations	(22.4)
Business acquisition, net of cash acquired	(10.0)
Net proceeds from disposition of discontinued operations, less capital expenditures of discontinued operations	399.7
Repurchases of senior notes (includes premiums paid of $8.4)	(308.4)
Repayments of purchase card program, net	(7.9)
Repayments of other financing arrangements	(0.4)
Purchases of common stock	(19.9)
Minimum withholdings paid on behalf of employees for net share settlements, net	(7.0)
Purchase of noncontrolling interest	(15.0)
Dividends paid to noncontrolling interests in subsidiary	(2.8)
Net cash used in financing activities of discontinued operations	(0.3)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	13.5
Ending cash, cash equivalents and restricted cash	$441.6

SPX FLOW, INC. AND SUBSIDIARIES
DEBT, NET DEBT (NET CASH) AND ADJUSTED NET DEBT (ADJUSTED NET CASH) RECONCILIATION
(Unaudited; in millions)

	Debt, Net Debt (Net Cash) and Adjusted Net Debt (Adjusted Net Cash) at
	December 31, 2020	December 31, 2019
Term loan	$100.0	$100.0
5.625% senior notes	—	300.0
5.875% senior notes, due in August 2026	300.0	300.0
Other indebtedness - continuing operations	13.1	21.3
Other indebtedness - discontinued operations	—	4.1
Less: deferred financing fees	(3.2)	(6.8)
Total debt	$409.9	$718.6

Total debt	$409.9	$718.6
Less: cash and equivalents - continuing operations	(441.5)	(299.2)
Less: cash and equivalents - discontinued operations	—	(3.1)
Net debt (net cash)	$(31.6)	$416.3

Net debt (net cash)	$(31.6)	$416.3
Less: debt under purchase card program	(12.5)	(20.4)
Adjusted net debt (adjusted net cash)	$(44.1)	$395.9

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net cash from operating activities - continuing and discontinued operations	$85.3	$74.2	$108.6	$173.3
Capital expenditures - continuing and discontinued operations	(5.1)	(14.0)	(27.9)	(36.0)
Free cash flow from operations - continuing and discontinued operations	$80.2	$60.2	$80.7	$137.3

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED SEGMENT INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Food and Beverage segment income	$25.5	$30.9	$88.2	$90.5
Intangible amortization	1.7	1.5	6.3	6.0
Adjusted segment income	$27.2	$32.4	$94.5	$96.5

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Industrial segment income	$22.6	$22.6	$80.5	$110.5
Purchase accounting - amortization of inventory fair value adjustment	0.2	—	0.2	—
Intangible amortization	1.5	1.3	5.4	5.4
Adjusted segment income	$24.3	$23.9	$86.1	$115.9

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Consolidated segment income	$48.1	$53.5	$168.7	$201.0
Purchase accounting - amortization of inventory fair value adjustment	0.2	—	0.2	—
Intangible amortization	3.2	2.8	11.7	11.4
Adjusted segment income	$51.5	$56.3	$180.6	$212.4

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Operating income	$26.5	$31.6	$80.9	$115.7
Charges and fees associated with strategic actions	1.1	5.9	7.1	11.5
Charges associated with certain M&A activities	0.3	—	0.3	—
Certain restructuring and other related charges	3.0	2.2	11.7	8.1
Asset impairment charges	—	0.4	3.2	11.2
Loss of sale of business	4.2	—	4.2	—
Reduction of SG&A costs associated with transition services income	1.4	—	4.2	—
Purchase accounting - amortization of inventory fair value adjustment	0.2	—	0.2	—
Intangible amortization	3.2	2.8	11.7	11.4
Adjusted operating income	$39.9	$42.9	$123.5	$157.9

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income attributable to SPX FLOW, Inc. from continuing operations	$20.1	$12.7	$42.6	$54.9

Income tax provision	2.5	4.2	6.2	28.9
Interest expense, net	5.0	7.2	29.9	29.7
Depreciation and amortization	10.9	9.4	41.1	38.3
EBITDA from continuing operations	38.5	33.5	119.8	151.8
Loss on early extinguishment of debt	—	—	11.0	—
Asset impairment charges	—	0.4	3.2	11.2
Fair value adjustment related to an equity security	(1.2)	—	(8.6)	(7.8)
Non-cash compensation	(1.1)	3.1	9.5	12.5
Non-service pension and postretirement-related costs	0.1	0.3	0.5	0.9
Interest income	1.0	0.9	4.0	6.9
Mark to market pension adjustment	1.9	4.5	1.9	4.7
Losses (gains) on asset sales and other, net	(1.6)	0.1	(2.5)	(0.3)
Restructuring and other related charges	3.0	2.2	11.7	9.3
Foreign exchange losses	1.2	2.1	3.4	3.0
Loss on sale of business	4.2	—	4.2	—
EBITDA of business remaining in discontinued operations	—	0.1	—	0.8
Other	0.2	0.2	0.7	0.8
Bank consolidated EBITDA from continuing operations	$46.2	$47.4	$158.8	$193.8

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income attributable to SPX FLOW, Inc. from continuing operations	$20.1	$12.7	$42.6	$54.9

Income tax provision	2.5	4.2	6.2	28.9
Interest expense, net	5.0	7.2	29.9	29.7
Depreciation and amortization	10.9	9.4	41.1	38.3
EBITDA from continuing operations	38.5	33.5	119.8	151.8
Charges and fees associated with strategic actions	1.1	5.9	7.1	11.5
Charges associated with certain M&A activities	0.3	—	0.3	—
Certain restructuring and other related charges	3.0	2.2	11.7	8.1
Asset impairment charges	—	0.4	3.2	11.2
Loss on sale of business	4.2	—	4.2	—
Fair value adjustment related to an equity security	(1.2)	—	(8.6)	(7.8)
Certain gains on assets sales and other, net	(1.6)	—	(2.9)	—
Mark to market pension adjustment	1.9	4.6	1.9	4.6
Losses on certain foreign currency remeasurement	—	1.1	—	1.9
Loss on early extinguishment of debt	—	—	11.0	—
Purchase accounting - amortization of inventory fair value adjustment	0.2	—	0.2	—
Adjusted EBITDA from continuing operations	$46.4	$47.7	$147.9	$181.3

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Diluted earnings per share from continuing operations	$0.47	$0.30	$1.00	$1.29
Charges and fees associated with strategic actions, net of tax	0.02	0.10	0.12	0.20
Charges associated with certain M&A activities, net of tax	—	—	—	—
Certain restructuring and other related charges, net of tax	0.05	0.03	0.21	0.14
Asset impairment charges, net of tax	—	0.01	0.05	0.19
Loss on sale of business, net of tax	0.09	—	0.09	—
Fair value adjustment related to an equity security, net of tax	(0.02)	—	(0.15)	(0.13)
Certain gains on asset sales and other, net of tax	(0.04)	—	(0.06)	—
Mark to market pension adjustment, net of tax	0.04	0.07	0.04	0.07
Losses on certain foreign currency remeasurement, net of tax	—	0.02	—	0.02
Loss on early extinguishment of debt, net of tax	—	—	0.20	—
Purchase accounting - amortization of inventory fair value adjustment, net of tax	—	—	—	—
Intangible amortization, net of tax	0.06	0.05	0.22	0.21
Discrete tax items	(0.11)	(0.01)	(0.25)	0.13
Adjusted diluted earnings per share from continuing operations	$0.56	$0.57	$1.47	$2.12